CONSENT OF COUNSEL


                  We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A of Amerindo Funds Inc. as filed with the Securities and Exchange Commission on or about February 28, 2003.



/S/ PAUL HASTINGS JANOFSKY & WALKER LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP





New York, New York
February 26, 2003